Exhibit 10.25

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“this Amendment”) is entered into as of February 19, 2014, by and among Florida East Coast Railway L.L.C., a Florida limited liability company (the “Company”), Florida East Coast Railway Corp. (f/k/a FECR Rail Corp), a Delaware corporation (“FECR”) and John A. Brenholt (“Executive”).  Where the context permits, references to “the Company” shall include the Company and any successor of the Company.

WHEREAS, the parties entered into an employment agreement dated as of November 8, 2010;

WHEREAS, the parties desire to amend the employment agreement as set forth herein.

NOW, THEREFORE, in light of the foregoing and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.              Under Section 3(b) of the Employment Agreement the Annual Bonus limitation is hereby deleted and replaced with the following: “in no event shall the Annual Bonus received exceed 200% of the Base Salary”.

Except as expressly stated above, all terms, conditions and obligations contained in the Employment Agreement shall remain in full force and effect and shall have the same effect as if repeated herein in their entirety.

FLORIDA EAST COAST RAILWAY L.L.C.

By:	/s/ James R. Hertwig
Name: James R. Hertwig
Title: Chief Executive Officer and President

FLORIDA EAST COAST RAILWAY CORP.

By:	/s/ James R. Hertwig
Name: James R. Hertwig
Title: Chief Executive Officer and President

EXECUTIVE

/s/ John A. Brenholt
John A. Brenholt